EXHIBIT 99.3

DIRECTORS AND EXECUTIVE OFFICERS OF NORDEA BANK AB (PUBL)

The name and citizenship of each director and executive officer of Nordea Bank AB (publ) are set forth below. The business address of each person listed below is Smålandsgatan 17, 105 71 Stockholm, Sweden. The present principal occupation or employment of each of the listed persons is set forth below.

Name	Present Principal Occupation	Citizenship
Membership of the Board of Directors
Björn Wahlroos	Board Chairman of Nordea Bank AB (publ); Board Chairman of Sampo plc, UPM-Kymmene Oyj and Hanken School of Economics	Finnish
Marie Ehrling	Vice Chairman of Nordea Bank AB (publ); Board member of Securitas AB, Loomis AB, and Oriflame Cosmetics S.A.	Swedish
Stine Bosse	Board Chairman of Børnefonden, Flügger A/S and The Royal Danish Theatre	Danish
Peter F. Braunwalder	Board Chairman of Thommen Medical AG	British and Swiss
Svein Jacobsen	Board Chairman of Vensafe AS, PSI Group ASA and Falkenberg AS	Norwegian
Tom Knutzen	CEO of Jungbunzlauer Suisse AG	Danish
Lars G. Nordström	Board Chairman of Vattenfall AB and the Finnish-Swedish Chamber of Commerce	Swedish
Sarah Russell	CEO Aegon Asset Management	Australian
Kari Stadigh	Group CEO and President of Sampo plc	Finnish
Kari Ahola	Deputy member of the Board of Directors and Employee Representative, Nordea Bank AB (publ)	Finnish
Ole Lund Jensen	Member of the Board of Directors and Employee Representative, Nordea Bank AB (publ)	Danish
Steinar Nickelsen	Member of the Board of Directors and Employee Representative, Nordea Bank AB (publ)	Norwegian
Lars Oddestad	Member of the Board of Directors and Employee Representative, Nordea Bank AB (publ)	Swedish
Executive Management
Christian Clausen	President and Group CEO, Nordea Bank AB (publ)	Danish
Torsten Hagen Jørgensen	Executive Vice President, Head of Group Operations & Other Lines of Business, Nordea Bank AB (publ)	Danish
Ari Kaperi	Executive Vice President, CRO, Head of Group Risk Management, Nordea Bank AB (publ)	Finnish
Casper von Koskull	Executive Vice President, Head of Wholesale Banking, Nordea Bank AB (publ)	Finnish
Peter Nyegaard	Executive Vice President, Chief Operating Officer of Wholesale Banking, Nordea Bank AB (publ)	Danish
Michael Rasmussen	Executive Vice President, Head of Retail Banking, Nordea Bank AB (publ)	Danish
Fredrik Rystedt	Executive Vice President, CFO, Head of Group Corporate Centre, Nordea Bank AB (publ)	Swedish
Gunn Wærsted	Executive Vice President, Head of Wealth Management, Nordea Bank AB (publ)	Norwegian

DIRECTORS AND EXECUTIVE OFFICERS OF NORDEA BANK DANMARK A/S

The name and citizenship of each director and executive officer of Nordea Bank Danmark A/S are set forth below. The business address of each person listed below is Strandgade 3, PO Box 850, 0900 Copenhagen, Denmark. The present principal occupation or employment of each of the listed persons is set forth below.

Name	Present Principal Occupation	Citizenship
Membership of the Board of Directors
Ari Kaperi	Executive Vice President, CRO, Head of Group Risk Management, Nordea Bank AB (publ)	Finnish
Fredrik Rystedt	Executive Vice President, CFO, Head of Group Corporate Centre, Nordea Bank AB (publ)	Swedish
Gunn Wærsted	Executive Vice President, Head of Wealth Management, Nordea Bank AB (publ)	Norwegian
Anne Rømer	Member of the Board of Directors and Audit Committee, Nordea Bank Danmark A/S	Danish
Executive Committee
Michael Rasmussen	Executive Vice President, Head of Retail Banking, Nordea Bank AB (publ)	Danish
Peter Lybecker	Head of Development & Projects, Nordea Bank Danmark A/S	Danish
Peter Nyegaard	Executive Vice President, Chief Operating Officer of Wholesale Banking, Nordea Bank AB (publ)	Danish
Anders Jensen	Head of Banking, Nordea Bank Danmark A/S	Danish

DIRECTORS AND EXECUTIVE OFFICERS OF NORDEA BANK FINLAND PLC

The name and citizenship of each director and executive officer of Nordea Bank Finland Plc are set forth below. The business address of each person listed below is Aleksanterinkatu 36 B, 00100 Helsinki, Finland. The present principal occupation or employment of each of the listed persons is set forth below.

Name	Present Principal Occupation	Citizenship
Membership of the Board of Directors
Fredrik Rystedt	Executive Vice President, CFO, Head of Group Corporate Centre, Nordea Bank AB (publ)	Swedish
Carl-Johan Granvik	Member of the Board of Directors, Nordea Bank Finland Plc	Finnish
Casper von Koskull	Executive Vice President, Head of Wholesale Banking, Nordea Bank AB (publ)	Finnish
Gunn Wærsted	Executive Vice President, Head of Wealth Management, Nordea Bank AB (publ)	Norwegian
Executive Management
Ari Kaperi	President, Nordea Bank Finland Plc; Executive Vice President, CRO, Head of Group Risk Management, Nordea Bank AB (publ)	Finnish
Pekka Nuuttila	Deputy President, Nordea Bank Finland Plc	Finnish